UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2019

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value	ARCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 23, 2019, Arch Coal Operations LLC, a wholly owned subsidiary of Arch Coal, Inc. (the “Company”), entered into a definitive agreement to sell its Coal-Mac thermal surface mine in West Virginia for a total purchase price of $10 million – of which $2.5 million will be paid at closing – as part of the Company’s continuing strategy of sharpening its focus on its core coking coal business.  The Company expects the transaction to close in the fourth quarter of 2019, subject to customary closing conditions.  The transaction is not expected to have a material impact on Arch’s 2020 financial results.

1

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary